FOTHERGILL TYGAFLOR DIVISION OF COURTAULDS AEROSPACE LIMITED

     ACCOUNTS




     17 FEBRUARY 1995












REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS AND THE SHAREHOLDERS OF CHEMFAB CORPORATION

WE HAVE AUDITED THE ACCOMPANYING BALANCE SHEETS OF THE FOTHERGILL TYGAFLOR DIVISION OF COURTAULDS AEROSPACE LIMITED AS AT 17 FEBRUARY 1995 AND 31 MARCH 1994 AND THE RELATED PROFIT AND LOSS ACCOUNTS AND CASH FLOW STATEMENTS FOR THE PERIODS THEN ENDED. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE DIVISION'S MANAGEMENT. OUR RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON OUR AUDITS.

WE CONDUCTED OUR AUDITS IN ACCORDANCE WITH UNITED KINGDOM AUDITING STANDARDS WHICH DO NOT DIFFER IN ANY SIGNIFICANT RESPECT FROM THOSE GENERALLY ACCEPTED IN THE UNITED STATES. THOSE STANDARDS REQUIRE THAT WE PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. WE BELIEVE THAT OUR AUDITS PROVIDES A REASONABLE BASIS FOR OUR OPINION.

IN OUR OPINION, THE FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION OF THE FOTHERGILL TYGAFLOR DIVISION OF COURTAULDS AEROSPACE LIMITED AT 17 FEBRUARY 1995 AND 31 MARCH 1994 AND THE RESULTS OF ITS OPERATIONS AND ITS CASH FLOWS FOR THE PERIODS THEN ENDED, IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM WHICH DIFFER IN CERTAIN RESPECTS FROM THOSE FOLLOWED IN THE UNITED STATES (SEE NOTE 18 OF THE NOTES TO THE ACCOUNTS).

ERNST & YOUNG
CHARTERED ACCOUNTANTS
MANCHESTER
ENGLAND
28 APRIL 1995



PROFIT AND LOSS ACCOUNT

                                                     PERIOD        YEAR
                                                      ENDED       ENDED
                                                17 FEBRUARY    31 MARCH
                                                       1995        1994
                                                     POUNDS      POUNDS
                                            NOTES   STLG000     STLG000

TURNOVER                                      2       5,813       5,952
COST OF SALES                                         3,693       3,887
                                                      -----       -----
GROSS PROFIT                                          2,120       2,065
ADMINISTRATIVE EXPENSES                               1,304       1,290
                                                      -----       -----

OPERATING PROFIT                              3         816         775

INTEREST PAYABLE AND SIMILAR CHARGES          4           -           -
                                                      -----       -----
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION           816         775
TAXATION ON PROFIT ON ORDINARY ACTIVITIES     6         270         260
                                                      -----       -----
PROFIT FOR THE FINANCIAL PERIOD/YEAR                    546         515
                                                      =====       =====


A SUMMARY OF THE SIGNIFICANT ESTIMATED ADJUSTMENTS TO PROFIT FOR THE FINANCIAL PERIOD/YEAR THAT WOULD BE REQUIRED HAD UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES BEEN APPLIED INSTEAD OF THOSE GENERALLY ACCEPTED IN
THE UNITED KINGDOM IS SET OUT IN NOTE 18 TO THE ACCOUNTS.

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

THERE ARE NO RECOGNISED GAINS OR LOSSES OTHER THAN THE PROFIT OF POUNDS STLG 546,000 FOR THE PERIOD ENDED 17 FEBRUARY 1995 AND THE PROFIT OF POUNDS STLG 515,000 FOR THE YEAR ENDED 31 MARCH 1994.


BALANCE SHEET

                                                    17 FEBRUARY    31 MARCH
                                                           1995        1994
                                                         POUNDS      POUNDS
                                                NOTES   STLG000     STLG000

FIXED ASSETS
TANGIBLE ASSETS                                   7         980       1,164
                                                          -----       -----
CURRENT ASSETS
STOCK                                             8       1,104       1,327
DEBTORS                                           9       1,419       1,400
CASH AT BANK AND IN HAND                                  1,484         643
                                                          -----       -----
                                                          4,007       3,370
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR   10         867         952
                                                          -----       -----
NET CURRENT ASSETS                                        3,140       2,418
                                                          -----       -----
TOTAL ASSETS LESS CURRENT LIABILITIES                     4,120       3,582

PROVISIONS FOR LIABILITIES AND CHARGES
DEFERRED TAXATION                                11         123         131
                                                          -----       -----
                                                          3,997       3,451
                                                          =====       =====


NET WORTH
AS AT 1 APRIL                                             3,451       2,936
RETAINED PROFIT FOR THE FINANCIAL PERIOD/YEAR               546         515
                                                          -----       -----
                                                          3,997       3,451
                                                          =====       =====


A SUMMARY OF THE ESTIMATED SIGNIFICANT ADJUSTMENTS TO NET WORTH THAT WOULD BE REQUIRED HAD UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES BEEN APPLIED INSTEAD OF THOSE GENERALLY ACCEPTED IN THE UNITED KINGDOM IS SET OUT IN
NOTE 18 TO THE ACCOUNTS.


CASH FLOW STATEMENT



                                          NOTES      PERIOD        YEAR
                                         TO THE       ENDED       ENDED
                                           CASH 17 FEBRUARY    31 MARCH
                                           FLOW        1995        1994
                                      STATEMENT      POUNDS      POUNDS
                                                    STLG000     STLG000

NET CASH INFLOW FROM OPERATING ACTIVITIES     1       1,135         955
                                                      -----       -----

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
INTEREST PAID                                             -           -
                                                      -----       -----
NET CASH INFLOW FROM RETURNS ON
INVESTMENTS AND SERVICING OF FINANCE                     -           -

TAXATION
TAXATION PAID                                 3        (244)         -

INVESTING ACTIVITIES
PAYMENTS TO ACQUIRE TANGIBLE FIXED ASSETS               (50)       (312)
                                                      -----       -----
INCREASE IN CASH AND CASH EQUIVALENTS         2         841         643
                                                      =====       =====

THE SIGNIFICANT DIFFERENCES BETWEEN THE CASH FLOW STATEMENT PRESENTED ABOVE AND THAT REQUIRED UNDER UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IS SET OUT IN NOTE 18 TO THE ACCOUNTS.


NOTES TO CASH FLOW STATEMENT

1. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING
   ACTIVITIES

                                                         PERIOD       YEAR
                                                          ENDED      ENDED
                                                    17 FEBRUARY   31 MARCH
                                                           1995       1994
                                                         POUNDS     POUNDS
                                                        STLG000    STLG000

OPERATING PROFIT                                           816         775
DEPRECIATION CHARGE                                        234         238
DECREASE/(INCREASE) IN STOCK                               223        (102)
(INCREASE)/DECREASE IN DEBTORS                             (19)        141
(DECREASE) IN CREDITORS                                   (119)        (97)
                                                         -----       -----
                                                         1,135         955
                                                         =====       =====


2. ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS DURING THE PERIOD/YEAR


                                                         PERIOD       YEAR
                                                          ENDED      ENDED
                                                    17 FEBRUARY   31 MARCH
                                                           1995       1994
                                                         POUNDS     POUNDS
                                                        STLG000    STLG000

BALANCE AT 1 APRIL                                         643           -
NET CASH INFLOW                                            841         643
                                                         -----       -----
BALANCE AT 17 FEBRUARY/31 MARCH                          1,484         643
                                                         =====       =====


THE FOTHERGILL TYGAFLOR DIVISION DID NOT MAINTAIN ITS OWN BANK ACCOUNT BUT UTILISED THE TOTAL FACILITIES OF THE PERFORMANCE FABRICS DIVISION. FOR THE PURPOSES OF THESE ACCOUNTS IT HAS BEEN ASSUMED THAT THE DIVISION HAD NO CASH AND BANK BALANCE AS AT 1 APRIL 1993. THE NET CASH INFLOWS IN THE YEAR TO 31 MARCH 1994 AND THE PERIOD TO 17 FEBRUARY 1995 ARE REFLECTED IN THE CASH AND BANK BALANCES AS AT THOSE DATES.

3. TAXATION

THE TAXATION CHARGES IN THE PERIOD ENDED 17 FEBRUARY 1995 AND THE YEAR ENDED 31 MARCH 1994 ARE NOTIONAL CHARGES (SEE NOTE 1 TO THE ACCOUNTS).

TAXATION DUE IN RESPECT OF EARLIER PERIODS HAS NOT BEEN CALCULATED. AS A RESULT NO PAYMENT OF CORPORATION TAX IS SHOWN IN THE CASH FLOW STATEMENT FOR THE YEAR ENDED 31 MARCH 1994.


NOTES TO THE ACCOUNTS
as at 17 February 1995


1. ACCOUNTING POLICIES

Basis of preparation

Prior to 17 February 1995 the business was part of the Performance Fabrics Division of Courtaulds Aerospace Limited. These accounts have been prepared on the basis of the results and balances of the Performance Fabrics Division that were included in the statutory accounts for Courtaulds Aerospace Limited for the year ended 31 March 1994 and the management accounts of the Performance Fabrics Division for the period ended 17 February 1995. The results and balances relating to the Fothergill Tygaflor division have been extracted from those accounts.

Allocation of common costs

Certain of the operating costs of the Performance Fabrics Division were not specifically identified as relating to either the Fothergill Tygaflor division or the other parts of the Division. These common costs have been allocated to the business on the basis considered most appropriate. These bases include turnover, headcount and site occupancy.

Accounting convention

The accounts have been prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

Depreciation

Depreciation is calculated so as to write off the cost of tangible fixed assets by equal instalments over their estimated useful lives at the following rates:

Motor vehicles          20% per annum
Plant and machinery     10% per annum
Micro computers         33 1/3% per annum
Mini computers          20% per annum
Fixtures and fittings   10% per annum

Depreciation is charged in the financial year following the year in which assets are brought in to use, except for motor vehicles, which are depreciated as from the year in which they are brought in to use. A full year's depreciation is charged in the year of disposal. All computer software is expensed on receipt and not capitalised and depreciated.

Stocks

Stocks are stated at the lower of cost incurred in bringing each product to its present location and condition, and net realisable value as follows:

Raw materials, consumables and goods for resale - purchase cost on a first-in, first-out basis

Work in progress and finished goods             - cost of direct materials and
                                                  labour plus attributable
                                                  overheads based on a normal
                                                  level of activity.

Net realisable value is based on estimated selling price less any further costs expected to be incurred to completion and disposal.


Taxation

The division has never incurred charges in respect of taxation as this was previously accounted for by Courtaulds Aerospace Limited. For the purpose of these accounts a notional tax charge has been calculated. These charges are based on the results for the periods adjusted to reflect the different treatment of certain items for taxation purposes and the rates of UK corporation taxation.

It has been assumed that the notional taxation charges calculated were paid nine months after the end of the financial year.

Deferred taxation

Notional deferred taxation is provided using the liability method on all timing differences which are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse.

Foreign currencies

Assets and liabilities in foreign currencies are translated into pounds stlg at the rate of exchange ruling at the period end or more usually at the forward cover rate. Profits and losses on exchange arising in the normal course of trading are dealt with in the profit and loss account.

Leases

Rentals payable under operating leases are charged to the profit and loss account in the period in which they fall due.

Pensions costs

The expected cost of pensions is charged to the profit and loss account so as to spread the cost of pensions over the service life of employees in the pension scheme. Variations from the regular cost are spread over the expected remaining service lives of current employees in the scheme.

Research and development

Expenditure on research and development is charged to the profit and loss account in the year in which it is incurred.

2. TURNOVER

Turnover represents the net invoiced value of goods and services sold, excluding value added tax.

3. OPERATING PROFIT


This is stated after charging/(crediting):           Period        Year
                                                      ended       ended
                                                17 February    31 March
                                                       1995        1994
                                                     POUNDS      POUNDS
                                                    STLG000     STLG000

Depreciation of fixed assets                            234         238
Research and development expenditure                    179         249
Hire of plant and machinery                              71          96
Exchange gain on foreign currency transactions           (2)         51
                                                      =====       =====


4  INTEREST PAYABLE AND SIMILAR CHARGES


                                                         Period       Year
                                                          ended      ended
                                                    17 February   31 March
                                                           1995       1994
                                                         POUNDS     POUNDS
                                                        STLG000    STLG000

Interest payable on bank loans and overdrafts wholly
repayable within five years                                  -           -
                                                         =====       =====

5. STAFF COSTS


                                                         Period       Year
                                                          ended      ended
                                                    17 February   31 March
                                                           1995       1994
                                                         POUNDS     POUNDS
                                                        STLG000    STLG000


Wages and salaries                                        1,587      1,518
Social security costs                                       130        150
Other pension costs                                           -         -
                                                          -----      -----
                                                          1,717      1,668
                                                          =====      =====

The average weekly number of employees during the period was as follows:


                                                     Period        Year
                                                      ended       ended
                                                17 February    31 March
                                                       1995        1994
                                                        No.         No.

Production                                               59          55
Administration                                           41          44
                                                      -----       -----
                                                        100          99
                                                      =====       =====


6. TAXATION ON PROFIT ON ORDINARY ACTIVITIES


                                                         Period       Year
                                                          ended      ended
                                                    17 February   31 March
                                                           1995       1994
                                                         POUNDS     POUNDS
                                                        STLG000    STLG000

Based on the profit for the year:
Corporation tax at 33% (1994: 33%)                          278       244
Deferred taxation                                            (8)       16
                                                          -----     -----
                                                            270       260
                                                          =====     =====


7. TANGIBLE FIXED ASSETS


                                          Furniture   Plant and
                                       and fixtures   machinery      Total
                                             POUNDS      POUNDS     POUNDS
                                            STLG000     STLG000    STLG000

Cost:
At 1 April 1994                                 511      1,336       1,847
Additions                                        29         21          50
                                              -----      -----       -----
At 17 February 1995                             540      1,357       1,897
                                              -----      -----       -----
Depreciation:
At 1 April 1994                                 204        479         683
Charge for the year                             142         92         234
                                              -----      -----       -----
At 17 February 1995                             346        571         917
                                              -----      -----       -----
Net book value:
At 17 February 1995                             194        786         980
                                              =====      =====       =====

At 31 March 1994                                307        857       1,164
                                              =====      =====       =====


8. STOCKS


                                                   17 February    31 March
                                                          1995        1994
                                                        POUNDS      POUNDS
                                                       STLG000     STLG000


Raw materials                                              185         198
Work in progress                                           333         506
Finished goods                                             586         623
                                                         -----       -----
                                                         1,104       1,327
                                                         =====       =====


9. DEBTORS


                                                   17 February    31 March
                                                          1995        1994
                                                        POUNDS      POUNDS
                                                       STLG000     STLG000

Trade debtors                                            1,392       1,371
Prepayments and accrued income                              27          29
                                                         -----       -----

                                                         1,419       1,400
                                                         =====       =====

10.    CREDITORS: amounts falling due within one year


                                                   17 February    31 March
                                                          1995        1994
                                                        POUNDS      POUNDS
                                                       STLG000     STLG000


Trade creditors                                            445         600
Corporation tax                                            278         244
Other taxes and social security costs                       57          52
Accruals and deferred income                                87          56
                                                         -----       -----
                                                           867         952
                                                         =====       =====

11.    DEFERRED TAXATION


Deferred taxation provided in the accounts and the amounts not provided are as follows:

                                       Provided            Not provided
                        17 February    31 March 17 February    31 March
                               1995        1994        1995        1994
                             POUNDS      POUNDS      POUNDS      POUNDS
                            STLG000     STLG000     STLG000     STLG000


Accelerated capital allowances  123         131           -           -
Other timing differences          -           -           -           -
                              -----       -----       -----       -----
                                123         131           -           -
                              =====       =====       =====       =====

12.    CAPITAL COMMITMENTS

                                                   17 February    31 March
                                                          1995        1994
                                                        POUNDS      POUNDS
                                                       STLG000     STLG000

Contracted                                                   -           5
                                                         =====       =====

Authorised but not contracted                                1          22
                                                         =====       =====


13.  OTHER FINANCIAL COMMITMENTS

At 17 February 1995 the division had annual commitments under non-cancellable operating leases as set out below:

                                    17 February                31 March
                                           1995                    1994

                           Land and                Land and
                          buildings       Other   buildings       Other
                             POUNDS      POUNDS      POUNDS      POUNDS
                            STLG000     STLG000     STLG000     STLG000

Operating leases which expire:
 within one year                  -           4           -          14
 within two to five years         -          66           -          42
 in over five years               -           -           -           -
                              -----       -----       -----       -----
                                  -          70           -          56
                              =====       =====       =====       =====


14.    ULTIMATE HOLDING COMPANY
Prior to 17 February 1995 the division was part of Courtaulds Aerospace Limited which is a wholly owned subsidiary of Courtaulds plc, a company incorporated in the United Kingdom.

15.    RELATED PARTY TRANSACTIONS
The division purchases high performance fabric and other raw material from fellow divisions of Courtaulds plc. These purchases are recorded at cost and do not include any commercial margin. The total of such purchases in the period ended 17 February 1995 were Pounds Stlg 710,000 and in the year ended 31 March 1994 were Pounds Stlg 605,000. The amounts due to fellow divisions at 17 February 1995 was Pounds Stlg 175,000 and at 31 March 1994 was Pounds Stlg 132,000.

16.    PENSIONS
Eligible employees are members of the Courtaulds plc defined benefit pension scheme with assets held in separate trustee administered funds.

The scheme was valued by independent actuaries as at 31 March 1993.

The valuation used the projected unit method and was carried out on two different bases, using a conservative set of actuarial assumptions for funding purposes and a best estimate set for accounting purposes (as required by SSAP
24). After allowing for benefit improvements announced in December 1993, and future increases in pensionable remuneration, the actuarial value of the assets was sufficient to cover the benefits that had accrued to members by 114% on the funding basis and by 124% on the SSAP 24 basis. The market value of the Scheme assets at the date of the valuation was Pounds Stlg 883 million. The principal actuarial assumptions used in the valuation were:

                                                            Funding     SSAP 24
                                                              basis       basis

Long term annual rate of return on investments                 9.5%       10.0%
Annual increase in dividends                                   5.0%        5.5%
Average annual increase in total pensionable remuneration      7.5%        7.5%
Average annual increase in present and future pension payments 5.0%        5.0%


                                                         Period         Year
                                                          ended        ended
                                                    17 February     31 March
                                                           1995         1994
                                                         POUNDS       POUNDS
                                                        STLG000      STLG000


Regular cost                                              102           105
Variation from regular cost                              (102)         (105)
                                                         -----        -----
Net charge to operating profit                               -            -
                                                         =====        =====

17.  COMPANIES ACT 1985

These accounts do not constitute statutory accounts within the meaning of section 240 of the Companies Act 1985, as amended, of Great Britain insofar as such accounts have to comply with the disclosure and other provisions of that Act.

18. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The company's financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ in certain respects from United States generally accepted accounting principles ("US GAAP"). The following significant differences apply to the company.

Pensions

Pension costs, based on actuarial assumptions and methods, are charged in the financial statements so as to allocate the cost of providing benefits over the service lives of employees in a consistent manner approved by the actuary. US GAAP as set out in Financial Accounting Standards 87 prescribes the method of actuarial valuation and also requires assets to be assessed at fair value and the assessment of liabilities to be based on current interest rates.

The calculations in accordance with Financial Accounting Standards 87 are as follows:

                                                         17 February 31 March
                                                                1995     1994
                                                              POUNDS   POUNDS
                                                             STLG000  STLG000


Actuarial present value of accumulated benefit obligation    (1,573)  (1,286)
                                                              -----    -----
Actuarial present value of projected benefit obligation
(PBO) for services rendered to date                          (2,178)  (1,759)
Plan assets at fair value                                     1,923    1,925
                                                              -----    -----
Funded status (excess of plan assets over the PBO)             (255)     166
Unrecognised net (gain)/loss from past experience different
from that assumed and effects of changes in assumptions         208     (145)
Prior service cost not yet recognised in net periodic
pension cost                                                     30       32
Unrecognised net transition (asset)/obligation                 (109)    (118)
                                                              -----    -----
Prepaid/(accrued) pension costs                                (126)     (65)
                                                              =====    =====



                                                         Period       Year
                                                          ended      ended
                                                    17 February   31 March
                                                           1995       1994
                                                         POUNDS     POUNDS
                                                        STLG000    STLG000


Service cost benefits earned during the period               89         96
Interest cost on projected benefit obligation               131        139
Actual return on plan assets                                 (6)      (239)
Net amortisation and deferral                              (153)        69
                                                          -----      -----
Net periodic pension cost (NPPC)                             61         65
                                                          =====      =====


The assumptions used in the above calculations differ from those used for UK GAAP purposes mainly due to the market value bias under US GAAP. The principal financial assumptions used to calculate the above figures are set out below:



Valuation date                                          17 February  1 April
                                                               1995     1994

Expected long term rate of return on scheme assets             9.5%     9.0%
Discount rate                                                  9.0%     8.5%
Rate of increase in compensation levels                        7.0%     6.5%
Rate of increase of pensions in payment                        5.0%     4.5%


Cash flow statement

The cash flow statement included in these accounts presents substantially the same information as that requested under US GAAP by US Statement of Financial Accounting Standards 95, "Statement of Cash Flows". These standards differ, however, with regard to classification of items within the statement and as regards the definition of cash and cash equivalents.

Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and servicing of finance and returns on investments shown under UK GAAP would be included as operating activities under US GAAP.

Reconciliation

The following is a summary of adjustments to profit which would be required if US GAAP had been applied instead of UK GAAP.

                                                       Period          Year
                                                        ended         ended
                                                  17 February      31 March
                                                         1995          1994
                                                       POUNDS        POUNDS
                                                      STLG000       STLG000

Profit on ordinary activities before tax Pension          816           775
costs                                                     (61)          (65)
                                                        -----         -----
Income before tax according to generally accepted
accounting principles in the United States                755           710
                                                        =====         =====



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No 2-89831 and No 33-61946 and Form S-3 No 33-18264) pertaining to the 1986 Stock Option Plan, the 1991 Stock Option Plan and the 1991 Chemfab Employee Stock Option Plan and the 1986 Stock Option Plan and the 1983 Incentive Stock Option Plan, respectively, of Chemfab Corporation of our report dated 28 April 1995 with respect to the financial statements of the Fothergill Tygaflor division of Courtaulds Aerospace Limited included in the Current Report (Form 8-K/A) dated 5 May 1995 of Chemfab Corporation filed with the Securities and Exchange Commission.



Ernst & Young
Chartered Accountants
Manchester
England

4 May 1995